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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




InterSystems, Inc.
Greenwich, CT


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 1997, relating to the consolidated financial statements of InterSystems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Expert" in the Prospectus.


                                            BDO Seidman, LLP


Houston, Texas
December 10, 1997


                 Page 22 of 22 Pages; Exhibits begin on page 20